CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post Effective Amendment to the Registration Statement on Form N-1A of the Merit Tactical Treasury Fund II, a series of the Merit Advisors Investment Trust II.

                                                                                            TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

June 27, 2005